UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act.

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

          Pursuant to an Asset Purchase Agreement, dated October 1, 2007, Carbiz Inc., through a newly formed wholly-owned subsidiary, Carbiz Auto Credit AQ, Inc. (the “Company”), completed its acquisition of substantially all of the assets of Calcars AB, Inc. and Astra Financial Services, Inc. (together, "Calcars"). See the Current Report on Form 8-K Report filed by the Company with the SEC on October 2, 2007. The financial statements of Calcars and the pro forma financial information required to be included in the Current Report on Form 8-K are set forth herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements of Calcars for the years ended December 31, 2006 and December 31, 2005 and the unaudited financial statements of Calcars for the seven months ended July 31, 2007, which are required by paragraph (a) of Item 9.01 of Form 8- K with respect to the acquisition of assets of Calcars by the Company, are filed as part of this Current Report on Form 8-K/A as Exhibits 99.1, 99.2 and 99.3, respectively.

(b)	Pro Forma Financial Information

The pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K with respect to the acquisition of the assets of Calcars by the Company is furnished as part of this Current Report on Form 8-K/A as Exhibit 99.4.

(c)	Exhibits

99.1	Audited Combined Financial Statements of Calcars as of December 31, 2006 and for the year ended December 31, 2006.

99.2	Audited Combined Financial Statements of Calcars as of December 31, 2005 and for the year ended December 31, 2005.

99.3	Unaudited Interim Combined Financial Statements of Calcars as of July 31, 2007 and for the seven months ended July 31, 2007.

99.4

Proforma condensed balance sheet for Carbiz Inc. at July 31, 2007, proforma combined condensed statement of operations for Carbiz Inc. for the six months ended July 31, 2007 and proforma combined condensed statement of operations for Carbiz Inc. for the year ended January 31, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: November 27, 2007	By:	/s/ Stanton Heintz
Stanton Heintz
Chief Financial Officer